Exhibit 8.2

Hodgson Russ LLP
140 Pearl Street, Suite 100
Buffalo, NY 14202
Tel: 716.856.4000

March 11, 2013

Canyon Copper Corp.
Suite 408, 1199 West Pender Street
Vancouver, British Columbia V6E 2R1
Canada

Ladies and Gentlemen:

               Re: Registration Statement on Form S-4

               We have acted as special United States tax counsel to Canyon Copper Corp., a Nevada corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-4 filed on March 11, 2013 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), with respect to the Company’s change in its corporate jurisdiction from Nevada to British Columbia, Canada (the “Continuation”). This opinion is being furnished in accordance with the requirements of Section 601(b)(8) of Regulation S-K of the Securities Act of 1933, as amended (the “Act”). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement.

               In connection with this opinion, we have examined and relied upon the Registration Statement, two Officer’s Certificates of the Company, dated February 28, 2013 and March 8, 2013, respectively, (the “Certificates”), the Plan of Conversion of the Company (the “Plan”) and such other documents as we have deemed necessary or appropriate. In addition, we have assumed that (i) the Continuation will be consummated as described in the Registration Statement and the Plan; (ii) the representations and statements set forth in the Registration Statement, the Certificates, and the Plan are, and at all relevant times will be, true, correct, and complete in all material respects; (iii) any representation or statement in the Registration Statement, the Certificates, and the Plan made “to the knowledge of” or similarly qualified is, and at all relevant times will be, true, correct and complete without such qualification; (iv) original documents (including signatures) are authentic, documents submitted to us as copies conform to original documents, and there has been (or will be, by the effective time of each relevant transaction) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof; and (v) no action has been, or will be, taken that is inconsistent with any representation or statement made in the Registration Statement, the Certificates, or the Plan.

               Other than obtaining the representations and statements set forth in the Certificates, we have not independently verified any factual matters in connection with, or apart from, our preparation of this opinion. Accordingly, our opinion does not take into account any matters not set forth herein that might have been disclosed by independent verification. In the course of preparing our opinion, nothing has come to our attention that would lead us to believe that any of the facts, representations, or other information on which we have relied in rendering our opinion is incorrect.

Canyon Copper Corp.
March 11, 2013

               Based on the foregoing, and subject to the assumptions, exceptions, limitations and qualifications set forth herein and under the caption “Material United States Federal Tax Consequences” in the Registration Statement, we hereby confirm that, except as noted below, the opinions of Hodgson Russ LLP with respect to United States federal income tax matters are those opinions attributed to Hodgson Russ LLP expressed in the Registration Statement under the caption “Material United States Federal Tax Consequences.” No opinion is expressed on any matters other than those specifically referred to above by reference to the Registration Statement.

               Our opinions and tax discussion as set forth in the Registration Statement are based on the United States Internal Revenue Code of 1986, as amended; U.S. Treasury Regulations (whether final, temporary, or proposed); Internal Revenue Service rulings and official pronouncements; and judicial decisions, all as in effect and available, as of the date of this opinion. Any of the authorities on which our opinion is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. We undertake no responsibility to advise the Company of any changes or new developments in U.S. federal income tax laws or the application or interpretation thereof. Our opinion represents our best legal judgment as to the matters addressed therein, but is not binding upon the Internal Revenue Service or the courts. There can be no assurance that the Internal Revenue Service will agree with the opinions set forth herein, or that if challenged by the Internal Revenue Service, the opinion will be sustained by the court.

               We express no opinion other than that expressed herein. This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name in the Registration Statement in connection with references to this opinion and the section in the Registration Statement entitled “Material United States Federal Tax Consequences.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Hodgson Russ LLP
Hodgson Russ LLP